                                                                 EXHIBIT (1)(e)



                             AMENDMENT AGREEMENT
            RELATING TO A FACILITIES AGREEMENT DATED 2 MARCH 1998


                          TU Finance (No. 1) Limited                        (1)


                          TU Finance (No. 2) Limited                        (2)
                             TU Acquisitions PLC



                             Chase Manhattan plc                            (3)
                        Lehman Brothers International
                      Merrill Lynch Capital Corporation
                           as Joint Lead Arrangers


                           The Chase Manhattan Bank                         (4)
                         Lehman Commercial Paper Inc.
                      Merrill Lynch Capital Corporation
                               as Underwriters


                           The Chase Manhattan Bank                         (5)
                               as Issuing Bank


                    Chase Manhattan International Limited                   (6)
                              as Facility Agent


                    Chase Manhattan International Limited                   (7)
                              as Security Agent





      For the Primary Borrower                     For the Facility Agent
           Norton Rose                              Lovell White Durrant
             London                                       London

THIS AGREEMENT is made the 3rd day of March 1998

BETWEEN:

(1) TU Finance (No. 1) Limited (a company registered in England and Wales with company number 3505836) as Primary Borrower and the initial Permitted Borrower;

(2) TU Finance (No. 2) Limited a company registered in England and Wales with company number 3514100 ("Finco 2") and TU Acquisition PLC, a company registered in England and Wales with company number 3455523 ("Bidco");

(3) Chase Manhattan plc, Lehman Brothers International and Merrill Lynch Capital Corporation as joint lead arrangers (the "Arrangers");

(4) The Chase Manhattan Bank, Lehman Commercial Paper Inc. and Merrill Lynch Capital Corporation as the original Banks (the "Underwriters");

(5)      The Chase Manhattan Bank as the initial Issuing Bank;

(6)      Chase Manhattan International Limited as the Initial Facility Agent;
         and

(7)      Chase Manhattan International Limited as the initial Security Agent.

WHEREAS:

(A) This Agreement is supplemental to a facilities agreement dated 2 March 1998 (the "Facilities Agreement") made between the parties to this Agreement.

(B) The offer is to be increased today to 840p per Target Share and the parties to this Agreement have agreed that the Facilities Agreement shall be amended as follows in order to give effect to the increased equity and debt financing necessary to give effect to the offer as amended.

NOW IT IS HEREBY AGREED as follows:

1.       Interpretation

         In this Agreement unless otherwise provided in this Agreement or unless there is something in the subject or context inconsistent with it, all words and expressions defined in the Facilities Agreement shall have the same respective meanings in this Agreement.

2.       Amendment of the Facilities Agreement

2.1 On receipt by the Facility Agent of the Conditions Precedent set out in Schedule 1 to this Agreement, in form and substance satisfactory to the Facility Agent the Facilities Agreement shall be amended by amending the amount on the cover page to be L.3,625,000,000 and as follows:

         (a) Clause 1.1(a) (Purpose) of the Facilities Agreement is amended by deleting "L.1,700,000,000" and inserting "L.1,775,000,000" and by deleting "L.1,115,000,000" and inserting "L.1,150,000,000";

         (b) Clause 2.1(a) ("The Facilities") of the Facilities Agreement is amended by deleting "L.1,700,000,000" and inserting "L.1,775,000,000";

         (c) Clause 2.1(b) (The Facilities) of the Facilities Agreement is amended by deleting "L.1,115,000,000" and inserting "L.1,150,000,000";

         (d) Paragraph (c)(i) of Part B of Schedule 3 (Conditions Precedent) of the Facilities Agreement is amended by deleting "L.1,622,390,000" and inserting "L.1,678,082,000";

         (e) Paragraph (f) and (k) of Part A of Schedule 3 (Conditions Precedent) of the Facilities agreement are deleted and inserted in Part B of Schedule 3 as new paragraphs (h) and (i) respectively. It is expressly recognized that whilst these conditions precedent have not been satisfied as at the date of this Agreement, the documents necessary to satisfy these conditions are in agreed form subject only to the Debenture being amended to refer to the Facilities as they are finally amended in order to implement the Offer and to receiving the advice of King & Spalding in respect of the perfection of the security interest created by the Debenture over American Depository Receipts;

         (f) The definition of "Agreed Projections" in Clause 1.2 (Definitions) of the Facilities Agreement shall be amended to read "means the projections for the Group dated 2nd March 1998 as amended by the supplemental projections of 3rd March 1998, both in the agreed form";

         (g) It is recognized that whilst the Loan Note Instrument referred to in paragraph (e) of Part A of Schedule 3 (Conditions Precedent) is in agreed form, it has not yet been executed; a reference to the Loan Note Instrument, duly executed, will be added to the new paragraph (h) of Part B of Schedule 3 referred to above;

         (h) The definition of "Fee Letters" in Clause 1.2 (Definitions) of Facilities Agreement shall be construed as including, without limitation, the fee letter referred to in Clause 7.1(a) of the Facilities Agreement, as amended and restated on 3 March 1998; and

         (i) Schedule 1 (The Banks and their Commitments) to the Facilities Agreement is amended and restated in the terms of Schedule 2 of this Agreement.

3.       Construction

3.1 The Facilities Agreement and this Agreement shall hereafter be read and construed as one document and references in the Facilities Agreement and each of the Finance Documents to the Facilities Agreement shall be read and construed as references to the Facilities Agreement as supplemented and amended by this Agreement.

3.2 Except where inconsistent with the provisions of this Agreement the terms of the Facilities Agreement are hereby confirmed and shall remain in full force and effect.

3.3 The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided by the terms of this Agreement, operate as a waiver of any right, power or remedy of any Finance Party or the Facility Agent under the Facilities Agreement, nor constitute a waiver of any provisions of the Facilities Agreement.

4.       Representations and Warranties of the Obligors

         Each Obligor confirms and repeats, as of the date of this Agreement and as of the date on which the amendments contained in this Agreement take effect in accordance with clause 2 above, the representations and warranties made by such Obligor in clause 9 (Representations and Warranties) of the Facilities Agreement, with references therein to the "Agreement" to be deemed to be references to the Facilities Agreement as amended by this Agreement and the definition of "Finance Documents" shall be construed accordingly.

5.       Costs and Expenses

         The Principal Borrower will reimburse to the Facility Agent on demand all proper costs and expenses (including legal costs and out-of-pocket expenses) and all value added tax thereon incurred by the Facility Agent in connection with the negotiation, preparation and execution of this Agreement, whether or not the Facilities Agreement is actually amended in accordance with Clause 2 of this Agreement.

6.       Counterparts

         This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which when executed and delivered shall constitute an original but all the counterparts shall together constitute one and the same instrument.

7.       Law

         This Agreement shall be governed by and construed in accordance with English Law.

IN WITNESS whereof this Agreement has been entered into the day and year first above written.

                                   SCHEDULE 1

                             CONDITIONS PRECEDENT


1. Certified copies of resolutions of the board of directors of each of the Primary Borrower, Finco 2 and Bidco in the agreed form approving the execution and delivery of this Amendment Agreement and the borrowing of the increased Facilities provided for in this Amendment Agreement.

2. The amended underwriting fee letter, restating the fees payable by reference to the increased facilities, countersigned by the Primary Borrower.

                                   SCHEDULE 2

                       THE BANKS AND THEIR COMMITMENTS



==========================================================================================================
                                                                    Commitments
----------------------------------------------------------------------------------------------------------
                 Bank                                                                     Revolving Credit
                                        Acquisition Facility      Interim Facility            Facility
      Address and telefax number                 L.                      L.                      L.
----------------------------------------------------------------------------------------------------------
  The Chase Manhattan Bank                    591,666,667              383,333,334            233,333,334

  125 London Wall
  London
  EC2Y 5AJ

  Fax:     +44 171 777 3840
  Attn:    Jane Ritchie
----------------------------------------------------------------------------------------------------------
  Lehman Commercial Paper Inc.                591,666,666              383,333,333            233,333,333

  3 World Financial Center
  10th Floor
  200 Vesey Street
  New York, NY  10285

  Fax:     +212 528 0819
  tel:     +212 526 0330
  Attn:    Michele Swanson
----------------------------------------------------------------------------------------------------------
  Merrill Lynch Capital Corporation           591,666,667              383,333,333            233,333,333

  4 World Financial Center
  c/o Merrill Lynch & Co.
  North Tower
  7th Floor
  250 Vesey Street
  New York, NY  10281-1307

  Tel:     +212 449 8405
  Attn:    Chris Reilly
==========================================================================================================

PRIMARY BORROWER, FINCO 2 AND BIDCO

Signed for and on behalf of
TU  Finance (No.1) Ltd.
(company number 3505836)


/s/ TU Finance (No.1) Ltd.
-----------------------------------------------------

Signed for and on behalf of
TU Finance (No.2) Ltd.
(company number 3514100)


/s/ TU Finance (No.2) Ltd.
-----------------------------------------------------

Signed for and on behalf of
TU Acquisitions PLC
(company number 3455523)


/s/ TU Acquisitions PLC
-----------------------------------------------------

JOINT LEAD ARRANGERS

Signed for and on behalf of
Chase Manhattan plc
as Arranger


/s/ Chase Manhattan plc
-----------------------------------------------------

Signed for and on behalf of
Lehman Brothers International (Europe) Limited as Arranger


/s/ Lehman Brothers International (Europe) Limited
-----------------------------------------------------

Signed for and on behalf of
Merrill Lynch Capital Corporation
as Arranger


/s/ Merrill Lynch Capital Corporation
-----------------------------------------------------

ORIGINAL BANKS

Signed for and on behalf of
The Chase Manhattan Bank
as Underwriter


/s/ The Chase Manhattan Bank
-----------------------------------------------------

Signed for and on behalf of
Lehman Commercial Paper Inc.
as Underwriter


/s/ Lehman Commercial Paper Inc.
-----------------------------------------------------

Signed for and on behalf of
Merrill Lynch Capital Corporation
as Underwriter


/s/ Merrill Lynch Capital Corporation
-----------------------------------------------------

ISSUING BANK

Signed for and on behalf of
The Chase Manhattan Bank
as Issuing Bank


/s/ The Chase Manhattan Bank
-----------------------------------------------------

FACILITY AGENT

Signed for and on behalf of
Chase Manhattan International Limited
as Security Agent


/s/ Chase Manhattan International Limited
-----------------------------------------------------

SECURITY AGENT

Signed for and on behalf of
Chase Manhattan International Limited
as Security Agent


/s/ Chase Manhattan International Limited
-----------------------------------------------------